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                                                                      Exhibit 16

                           Letter from Ernst Young LLP

November 30, 2001


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated November 30, 2001, of Medstone International, Inc. and are in agreement with the statements contained in paragraphs 1 and 3 on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,


/s/ Ernst & Young LLP

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